CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS



Bexil Corporation
New York, New York


We consent to the incorporation by reference in this registration statement on Form 10-KSB/A of our report, dated January 22, 2004, relating to the financial statements of Bexil Corporation for the year ended December 31, 2003, appearing in the Annual Report on Form 10-KSB/A of Bexil Corporation for the year ended December 31, 2004 and to the reference to us under the heading "Experts" in the Prospectus, which is part of this Registration Statement.




                                                            TAIT, WELLER & BAKER

Philadelphia, Pennsylvania
June 20, 2005